                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Transocean Sedco Forex Inc. of our report dated August 6, 1999 relating to the financial statements and financial statement schedule of Transocean Sedco Forex Inc.(previously Sedco Forex Holdings Limited), which appear in Transocean Sedco Forex Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" and "Transocean Sedco Forex Selected Historical Combined Financial Data" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
New York, New York
January 30, 2001